Exhibit 99.1

OptimizeRx Reports Third Quarter 2019 Results

ROCHESTER, MI., (November 5, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health solutions for pharmaceutical companies, payers, medtech and medical associations, reported results for the third quarter and nine months ended September 30, 2019, with all comparisons to the same year-ago period unless otherwise noted.

Financial Highlights

●	Total revenue in Q3 2019 decreased 8% to $5.0 million, with gross margin improving 230 basis point from 58.1% to 60.4% due to a more favorable product mix.

●	Total revenue for the first nine months of 2019 was up 18% to a record $17.2 million, with gross margin improving 822 basis points from 55.5% to 63.7%.

●	Cash and cash equivalents totaled $29.8 million at September 30, 2019, compared to $30.5 million at June 30, 2019.

Q3 Operational Highlights

●	Signed agreement to acquire RMDY Health, a leading provider of collaborative digital therapeutics solutions. Now complete, the acquisition broadens the company’s customer base to include payers, medtech companies and medical associations; adds a SaaS-based patient engagement platform; and expands the company’s total addressable market severalfold.

●	Established new partnership and integration with NextGen Healthcare, the leading provider of ambulatory-focused technology solutions, to deliver real-time digital health messages to NewCrop’s ePrescribing network.

●	Initiated formation of Innovation Lab in partnership with NewCrop, where life science companies can experiment with new digital communication solutions using a large provider base.

Financial Summary

Total revenue in the third quarter of 2019 decreased 8% to $5.0 million from $5.4 million in the same year-ago quarter. Total revenue for the first nine months of 2019 increased 18% to a record $17.2 million compared to $14.6 million in the same year-ago period. The quarterly decline was primary due to the combination of a large client ending support for a brand prior to their loss of exclusivity in 2020, representing about $2 million in annualized revenue to OptimizeRx, and the merger of two large clients resulting in the delay in revenue from the second half of 2019 into 2020, representing about $3 million.

Offsetting these factors, the company has more than 20 brands which have increased their year-end budgets and are looking to grow into 2020. Over the last year the company has also introduced and acquired products and services that have diversified its customer base and revenue streams.

Gross margin in the third quarter of 2019 improved to 60.4% from 58.1% in the year-ago quarter, with the improvement due to a favorable shift in product mix. The company expects to maintain gross margins of at least 60% on a quarterly basis.

Operating expenses in the third quarter of 2019 totaled $5.0 million, increasing from $2.9 million in the same year-ago quarter. The increase was due to additional expenses related to the company’s growth initiatives, including its acquisition of CareSpeak Communications in October 2018 and new hires over the last year. Expenses related to the company’s recent acquisition of RMDY Health and R&D expenses related to potential new product offerings totaled approximately $1.1 million in the third quarter of 2019.

Net loss on a GAAP basis in the third quarter of 2019 totaled $1.6 million or $(0.11) per share, as compared to net income of $245,000 or $0.02 per share in the year-ago quarter.

Non-GAAP net loss for the third quarter of 2019 was $0.7 million or $(0.05) per basic and diluted share, compared to non-GAAP net income of $1.0 million or $0.08 per diluted share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

While the company expects to return to GAAP profitability on a quarterly basis, one-time expenses related to investments in growth initiatives could result in a loss in any given quarter.

Cash and cash equivalents totaled $29.8 million at September 30, 2019, as compared to $30.5 million at June 30, 2019 and $8.9 million at December 31, 2018. The company has continued to operate debt-free and expects to continue to generate positive cash flow from operations on a quarterly basis for the foreseeable future.

Management Commentary

“During the third quarter of 2019, we achieved broad advances with our digital health platform, scaling it beyond pharma with a relevant set of solutions designed to assure greater adherence, affordability and patient engagement, with this expanding our total addressable market several fold,” commented OptimizeRx CEO, William Febbo.

“Our top-line grew 18% on a nine-month basis to a record $17.2 million despite a rare dip in revenue in Q3 that was due to the confluence of two unusual events involving three of our larger clients. One client decided to drop marketing support for a brand about 12 months prior to losing exclusivity, while the merger of two other clients resulted in about $3 million in second half revenue being pushed into next year.

“While it is unlikely we’ll see this combination of events again, it underscores the importance of diversity in our product offerings and customer base, and why we have been pursuing this aggressively with product innovations and M&A initiatives launched last year.

“For example, our recent acquisition of RMDY Health has added new services and a client base that for the first time includes payers, medtech and wellness companies. RMDY also adds a new SaaS-based pricing model that provides a recurring revenue stream with higher gross margins and greater predictability. Given the synergies of our combined companies, we expect more than 100% growth in SaaS-based revenue over the next year.

“We are very excited about RMDY Health, since when combined with the earlier acquisition of CareSpeak, as we have expanded our total addressable market by adding digital care and health management to our solution set. So, we are not only better able to address our existing HCP messaging market, which we estimate at more than $2.4 billion, we now have reach into patient engagement, digital therapeutics and care management, bringing our total addressable market to north of $48 billion.

“Given our unique combination of patient-focused care solutions now integrated on a single platform, we are now perfectly positioned between the key stakeholders of pharma, physicians, patients and now payers.

“We see our newly expanded commercial team having a tremendous impact on Q4 and an even greater impact in 2020, supported by traditional seasonal upselling opportunities. In fact, with more than 20 client brands having increased their year-end budgets, we anticipate very strong growth in Q4 compared to last year.

“Another key growth bellwether is our sales pipeline, which is comprised of outstanding RFPs we’ve submitted. It is currently showing a 50% increase over last year, sitting today at around $70 million. We have historically enjoyed a 35%-50% RFP close rate.

“The benefits of our expanded offerings at the point-of-care and platform integration have also begun to show in our pipeline, with our average deal size increasing from $130,000 in 2018 to $300,000 in 2019.

“This deal size expansion also appears to be driven by an accelerated migration to digital solutions by pharma, along with a greater focus on patient experience. Manufacturers are anxious to link the puzzle pieces of the care continuum together to gain greater insights into their marketing ROI, and empower physicians with the tools they need to help patients achieve better outcomes.

“As we continue to expand our market reach, in Q4 we expect our financial, brand and clinical messaging to grow along with our patient engagement programs. We see this driving another year of record growth and setting the stage for a very strong 2020.”

Conference Call

OptimizeRx management will host a conference call to discuss these third quarter 2018 results, followed by a question and answer period.

Date: Tuesday, November 5, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-458-4121

International dial-in number: 1-323-794-2598

Conference ID: 7190528

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 26, 2019, as well as available for replay via the Investors section of the OptimizeRx website at optimizerx.com/investors.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7190528

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings per share or non-GAAP EPS, both of which are non-GAAP financial measures. The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization and stock-based compensation expense. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included at the end of this press release provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three and nine-month periods ended September 30, 2018 and 2019.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$29,759,967	$8,914,034
Accounts receivable	7,158,390	6,457,841
Prepaid expenses	973,177	360,146
Total Current Assets	37,891,534	15,732,021
Property and equipment, net	156,809	149,330
Other Assets
Goodwill	3,678,513	3,678,513
Patent rights, net	2,604,677	2,766,944
Other intangible assets, net	3,542,462	2,492,123
Right of use assets, net	587,497	-
Other assets and deposits	92,239	235,647
Total Other Assets	10,505,388	9,173,227
TOTAL ASSETS	$48,553,731	$25,054,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$1,095,474	$411,010
Accrued expenses	607,000	1,300,882
Revenue share payable	1,668,287	1,908,616
Current portion of lease obligations	113,476	-
Current portion of contingent purchase price payable	810,000	-
Deferred revenue	1,115,904	610,625
Total Current Liabilities	5,410,141	4,231,133
Non-current Liabilities
Lease obligations, net of current portion	478,201	-
Contingent purchase price payable, net of current portion	1,530,000	2,365,000
Total Non-current liabilities	2,008,201	2,365,000
Total Liabilities	7,418,342	6,596,133
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at September 30, 2019 or December 31, 2018	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 14,173,850 and 12,038,618 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	14,174	12,039
Additional paid-in-capital	72,561,045	48,725,211
Accumulated deficit	(31,439,830)	(30,278,805)
Total Stockholders’ Equity	41,135,389	18,458,445
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,553,731	$25,054,578

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

NET REVENUE	$5,002,767	$5,415,384	$17,218,492	$14,627,094
COST OF REVENUES	1,981,143	2,268,968	6,251,766	6,513,810
GROSS MARGIN	3,021,624	3,146,416	10,966,726	8,113,284

OPERATING EXPENSES	5,008,934	2,923,238	12,341,827	7,807,705
INCOME (LOSS) FROM OPERATIONS	(1,987,310)	223,178	(1,375,101)	305,579

OTHER INCOME
Interest income	136,368	21,750	192,305	30,679
Change in Fair Value of Contingent Consideration	280,000	-	25,000	-

TOTAL OTHER INCOME	416,368	21,750	217,305	30,679

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,570,942)	244,928	(1,157,796)	336,258

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$(1,570,942)	$244,928	$(1,157,796)	$336,258

WEIGHTED AVERGE SHARES OUTSTANDING
BASIC	14,146,489	11,755,500	12,996,590	10,840,584
DILUTED	14,146,489	12,921,768	12,996,590	11,766,754

EARNINGS (LOSS) PER SHARE
BASIC	$(0.11)	$0.02	$(0.09)	$0.03
DILUTED	$(0.11)	$0.02	$(0.09)	$0.03

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,157,796)	$336,258
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	745,928	163,418
Stock-based compensation	1,407,938	1,242,776
Stock issued for services	361,782	479,203
Change in fair value of contingent consideration	(25,000)	-
Changes in:
Accounts receivable	(700,549)	(1,734,128)
Prepaid expenses and other assets	(469,623)	54,108
Accounts payable	184,464	(291,831)
Revenue share payable	(240,329)	(414,722)
Accrued expenses and other liabilities	(772,953)	(139,417)
Deferred revenue	505,279	164,129
NET CASH USED IN OPERATING ACTIVITIES	(160,859)	(140,206)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(61,457)	(23,131)
Purchase of intangible assets	(1,000,000)	(56,651)
NET CASH USED IN INVESTING ACTIVITIES	(1,061,457)	(79,782)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of commission costs	22,369,960	9,455,943
Offering costs related to issuance of common stock	(301,711)	(835,526)
NET CASH PROVIDED BY FINANCING ACTIVITIES	22,068,249	8,620,417
NET INCREASE IN CASH AND CASH EQUIVALENTS	20,845,933	8,400,429
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	8,914,034	5,122,573
CASH AND CASH EQUIVALENTS - END OF PERIOD	$29,759,967	$13,523,002

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Intangible asset additions included in accounts payable	$500,000	$-
Non-cash effect of cumulative adjustments to accumulated deficit	$3,229	$-
Lease liabilities arising from right of use assets	$672,809	-
Non-cash issuance of shares to WPP, plc	$-	$447,000

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018

Net income (loss)	$(1,570,924)	$244,930	$(1,157,796)	$336,260
Depreciation and amortization	320,055	54,473	745,927	163,418
Stock based compensation	590,244	708,163	1,769,720	1,721,985

Non-GAAP net income (loss)	$(660,625)	$1,007,565	$1,357,852	$2,221,663

Non-GAAP earnings per share
Basic	$(0.05)	$0.09	$0.10	$0.20
Diluted	$(0.05)	$0.08	$0.10	$0.19

Weighted average shares outstanding
Basic	14,146,489	11,755,500	12,996,590	10,840,584
Diluted	14,146,489	12,921,768	12,996,590	11,766,754

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team